EXHIBIT 10.3

AMENDMENT NO. 1

TO

AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of March 19, 2004 (this “Amendment”), to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 9, 2003 (as may be further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Washington Group International, Inc., a Delaware corporation (the “Borrower”), the Lenders and the Issuers party thereto from time to time and Credit Suisse First Boston, as administrative agent for the Lenders and the Issuers thereunder (in such capacity, together with its successors in such capacity, the “Administrative Agent”).  Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement;

WHEREAS, pursuant to Section 11.1(a) of the Credit Agreement, the consent of the Requisite Lenders is required to effect the amendments set forth herein; provided that the amendments set forth herein extending the scheduled maturity or reducing the rate of interest on any Loan or Reimbursement Obligation outstanding or any fee payable under the Credit Agreement shall also require the consent of each Lender in respect of which such scheduled maturity is being extended or rate of interest on any Loan or Reimbursement Obligation outstanding to such Lender or fee payable to such Lender (including, in each case, any interest or fee ultimately payable to any Tranche B Investor) is being reduced by the terms of this Amendment (in each case, such Lenders or Tranche B Investors, the “Affected Lenders”).

WHEREAS, the Borrower has notified the Administrative Agent that it intends to make the Westinghouse Acquisition (as defined below) and that the Westinghouse Acquisition will qualify as a Permitted Acquisition under the Credit Agreement; and

WHEREAS, the Borrower, the Administrative Agent and the Lenders have agreed to amend the Credit Agreement on the terms and subject to the conditions herein provided;

NOW, THEREFORE, in consideration of the above premises, the Borrower and the Administrative Agent, at the direction of the Lenders constituting the Requisite Lenders, and, in the case of amendments set forth herein extending the term of any Commitment or Loan or reducing the rate of interest on any Loan or Reimbursement Obligation outstanding, the Affected Lenders, agree as follows:

Section 1.               Amendments to the Credit Agreement.  As of the Effective Date (as defined in the Credit Agreement), the Credit Agreement is hereby amended as follows:

(a)           by inserting the definition of “Amendment No. 1” and “Amendment No. 1 Effective Date” immediately before the definition of “Applicable Commitment Fee Rate” in Section 1.1 (Defined Terms) of the Credit Agreement, each to read in its entirety as follows:

“ “Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of March 19, 2004 among the Borrower, the Lenders the Administrative Agent, the Documentation Agent and the Syndication Agent.

“Amendment No. 1 Effective Date” has the meaning ascribed to such term in Amendment No. 1.”

(b)           by inserting the definition of “BNFL” immediately before the definition of “Borrowers Accountants” in Section 1.1 (Defined Terms) of the Credit Agreement to read in its entirety as follows:

“ “BNFL” means BNFL USA Group Inc. or any of its Wholly-Owned Subsidiaries”

(c)           by deleting the definition of the term “Capital Expenditures” in Section 1.1 (Defined Terms) of the Credit Agreement in its entirety and inserting in lieu thereof the following:

“ “Capital Expenditures” means, with respect to any Person for any period, (a) the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction less (b) the aggregate of such amounts used to acquire replacement assets useful in the Borrower’s business in connection with a Reinvestment Event as permitted under Section 2.9 (Mandatory Prepayments); provided, however, that the Capital Expenditures of the Borrower shall (i) include the Capital Expenditures of Permitted Joint Ventures and non-Wholly-Owned Subsidiaries only to the extent of the aggregate direct and indirect interest therein of the Borrower, any other Loan Party and any Wholly-Owned Subsidiary of any of them and (ii) exclude Capital Expenditures by Permitted Joint Ventures or non-Wholly-Owned Subsidiaries that are made solely from proceeds of Non-Recourse Indebtedness of such Permitted Joint Ventures or non-Wholly-Owned Subsidiaries.”

(d)           by deleting the definition of the term “Fee Letter” in Section 1.1 (Defined Terms) of the Credit Agreement in its entirety and inserting in lieu thereof the following:

“ “Fee Letter” means the Amended and Restated Fee Letter, dated as of October 7, 2003, addressed to the Borrower from CSFB and accepted by the Borrower as of October 7, 2003 and the Fee Letter, dated as of March 16, 2004, addressed to the Borrower from CSFB and accepted by the Borrower as of March 16, 2004, in each case, with respect to certain fees to be paid from time to time to CSFB, the Lenders and the Tranche B Investors.”

(e)           by inserting the words “; provided, however, that Financial Covenant Debt shall not include reimbursement or other obligations with respect to undrawn letters of credit that are not issued under any Loan Document, and any surety bonds and performance bonds issued under any Surety Facility or Approved Additional Surety Facility” at the end of the definition of “Financial Covenant Debt” in Section 1.1 (Defined Terms) of the Credit Agreement.

(f)            by inserting the definition of “Fronting Fee” immediately after the definition of “Foreign Ownership Control or Influence” in Section 1.1 (Defined Terms) of the Credit Agreement, to read in its entirety as follows:

“ “Fronting Fee” has the meaning specified in Section 2.12(c) (Fees).”

(g)           by inserting the words “and (iv) the Fronting Fee” immediately before the words “minus (b)” in the definition of “Interest Expense” in Section 1.1 (Defined Terms) of the Credit Agreement.

(h)           by inserting the words “and the Fronting Fee” immediately after the words “the Commitment Fee” in the definition of “Obligations” in Section 1.1 (Defined Terms) of the Credit Agreement.

(i)            by deleting the definition of the term “Scheduled Termination Date” in Section 1.1 (Defined Terms) of the Credit Agreement in its entirety and inserting in lieu thereof the following:

“ “Scheduled Termination Date” means (i) with respect to the Tranche A Facility, the fourth anniversary of the Effective Date and (ii) with respect to the Tranche B Facility, the fourth anniversary of the Amendment No. 1 Effective Date.”

(j)            by inserting the words “, as such may be amended, restated, supplemented or otherwise modified from time to time,” immediately after the words “as depositors” in the definition of “Tranche B CD” in Section 1.1 (Defined Terms) of the Credit Agreement.

(k)           by deleting the words “(including any former Tranche B Investor that became a Lender through an assignment of the Commitment and Outstandings of the Fronting Lender)” in the definition of “Tranche A Lender” in Section 1.1 (Defined Terms) of the Credit Agreement.

(l)            by inserting the definitions of “Westinghouse Acquisition” and “Westinghouse Acquisition Documents” immediately before the definition of “Westinghouse Subsidiaries” in Section 1.1 (Defined Terms) of the Credit Agreement, each to read in its entirety as follows:

“ “Westinghouse Acquisition” means the acquisition by WGSC or the Borrower of the membership and any other interests in Westinghouse Government Environmental Services Company LLC not owned by WGSC on the Effective Date.”

“ “Westinghouse Acquisition Documents” means the consortium agreement among, inter alia, BNFL, WGSC and the Borrower, and the related documents executed in connection therewith.

(m)          by inserting the definition of “WGSC” immediately before the definition of “Wholly-Owned Subsidiary” in Section 1.1 (Defined Terms) of the Credit Agreement, to read in its entirety as follows:

“ “WGSC” means Westinghouse Government Services Company LLC.”

(n)           by deleting clause(a)(ii)of Section 2.10 (Interest) of the Credit Agreement in its entirety and inserting in lieu thereof the following:

“(ii)         if a Eurodollar Rate Loan (other than those made by the Fronting Lender), at a rate per annum equal to the sum of (A) the Adjusted Eurodollar Rate for such Eurodollar Rate Loan determined for the applicable Interest Period plus (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period; and

(iii)          if a Eurodollar Rate Loan made by the Fronting Lender, at a rate per annum, for any period prior to the Amendment No. 1 Effective Date, equal to the sum of (A) the Adjusted Eurodollar Rate for such Eurodollar Rate Loan determined for the applicable Interest Period plus (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period; or

(iv)          if a Eurodollar Rate Loan made by the Fronting Lender, at a rate per annum, for any period commencing on or after the Amendment No. 1 Effective Date, equal to the sum of (A) the Eurodollar Rate for such Eurodollar Rate Loan determined for the applicable Interest Period plus (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period.”

(o)           by (i) renumbering Section 2.12(c) (Additional Fees) as Section 2.12(d) and (ii) inserting a new Section 2.12(c) (Fronting Fee) to read in its entirety as follows:

“(c)         Fronting Fee.  The Borrower agrees to pay to the Fronting Lender a fronting fee on the actual daily amount of the Commitment of the Fronting Lender (the “Fronting Fee”) from the Amendment No. 1 Effective Date until the Revolving Credit Termination Date at an annual rate of one tenth of one percent (0.1%), payable in arrears (i) on the last Business Day of each calendar month and (ii) on the Revolving Credit Termination Date.”

(p)           by deleting the second paragraph of clause (f) of Section 2.13 (Payments and Computations) of the Credit Agreement in its entirety and inserting in lieu thereof the following:

“First, to pay interest on and then principal of any portion of (i) the Revolving Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower and (ii) the Reimbursement Obligations owed to any Issuer for which such Issuer has not then been reimbursed by any Lender or the Borrower.”

(q)           by deleting clause (g) of Section 2.13 (Payments and Computations) of the Credit Agreement in its entirety and inserting in lieu thereof the following:

“(g)         At the option of the Administrative Agent, principal on the Swing Loans, Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Loans and Protective Advances may be paid from the proceeds of Swing Loans or Revolving Loans.  The Borrower hereby authorizes the Swing Loan Lender to make such Swing Loans pursuant to Section 2.3(a) (Swing Loans) and the Lenders to make such Revolving Loans pursuant to Section 2.2(a) (Borrowing Procedures) from time to time in the Swing Loan Lender’s or such Lender’s discretion, that are in the amounts of any and all principal, interest, fees, expenses and other sums payable with respect to the Swing Loans, the Revolving Loans, Reimbursement Obligations and Protective Advances, and further authorizes the Administrative Agent to give the Lenders notice of any Borrowing with respect to such Swing Loans and Revolving Loans and to distribute the proceeds of such Swing Loans and Revolving Loans to pay such amounts.  The Borrower agrees that all such Swing Loans and Revolving Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), which conditions the Lenders irrevocably waive) and directs that all proceeds thereof shall be used to pay such amounts.”

(r)            by (i) renumbering Section 8.1(j) (Indebtedness) as Section 8.1(k) and (ii) inserting a new Section 8.1(j) (Indebtedness) to read in its entirety as follows:

“(j)          Indebtedness or other liability incurred or assumed by any Loan Party in connection with a Permitted Acquisition;”

(s)           by (i) renumbering Section 8.2(j) (Liens, Etc.) as Section 8.2(k) and (ii) inserting a new Section 8.2(j) (Liens, Etc.) to read in its entirety as follows:

“(j)          Liens in favor of BNFL securing the Borrower’s and WGSC’s obligations to BNFL under the Westinghouse Acquisition Documents; provided, however, that the scope, extent and priority of any Lien permitted under this clause (j) (other than the Payment Rights, as defined in the Westinghouse Acquisition Documents) shall have been approved by and acceptable to the Administrative Agent.”

(t)            by (i) renumbering Section 8.3(i) (Investments) as Section 8.3(j) and (ii) inserting a new Section 8.3(i) (Investments) to read in its entirety as follows:

“(i)          Investments in connection with a Permitted Acquisition;”

(u)           by deleting the words “or the last proviso and last sentence of Section 2.13(f) (Payments and Computations) (relating to Refinancing Loans) without the consent of the Non-Participating Lenders” in clause (u) of Section 11.1 (Amendments, Waiver, Etc.).

(v)           As of the Amendment No. 1 Effective Date, Schedule II is amended and restated in its entirety to the form of the Amended and Restated Schedule II attached hereto as Exhibit A.

Section 2.               Conditions to Effectiveness.  This Amendment shall become effective as of the date on which the Administrative Agent shall have received each of the following (the

“Amendment No. 1 Effective Date”), each dated the Amendment No. 1 Effective Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender and each Tranche B Investor:

(a)           Counterparts of this Amendment duly executed by the Administrative Agent, the Requisite Lenders and the Affected Lenders;

(b)           The Tranche B CD issued on the Effective Date shall have been amended and restated in its entirety to the form of the Amended and Restated Tranche B CD attached hereto as Exhibit B;

(c)           There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, the Lenders and the Tranche B Investors, as applicable, all fees and expenses as provided in Section 5 (Fees and Expenses);

(d)           Such other items from the Loan Parties as the Administrative Agent may reasonably request in writing.

Section 3.               Representations and Warranties.  The Borrower hereby represents and warrants to the Lenders, the Issuers, the Tranche B Investors and the Administrative Agent, with respect to all Loan Parties, as follows:

(a)           After giving effect to this Amendment, each of the representations and warranties in Article IV (Representations and Warranties) of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by the Credit Agreement.

(b)           The Borrower reaffirms the Liens granted pursuant to the Loan Documents to the Administrative Agent for the benefit of the Lenders and the Issuers, which Liens shall continue in full force and effect during the term of the Credit Agreement and any renewals thereof and shall continue to secure the Obligations.

(c)           The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all requisite corporate or other action on the part of the Borrower and will not violate any of the articles of incorporation or by-laws (or other constituent documents) of the Borrower.

(d)           This Amendment has been duly executed and delivered by the Borrower, and each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their terms.

(e)           After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

Section 4.               Reference to and Effect on the Loan Documents.

(a)           As of the Effective Date, each reference in the Credit Agreement and the other Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

(b)           Except to the extent amended hereby, the Credit Agreement and all of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default or any right, power, privilege or remedy of the Administrative Agent, the Documentation Agent, the Syndication Agent any Lender or any Issuer under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document.

(d)           The Borrower hereby confirms that upon completion of the Westinghouse Acquisition, the Borrower shall comply with Section 7.11 (Additional Collateral and Guaranties) and Section 7.12 (Real Property) of the Credit Agreement.

Section 5.               Costs and Expenses.  The Borrower agrees to reimburse any Agent for all reasonable fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment as provided in the engagement letter, dated as of March     , 2004, addressed to the Borrower from CSFB and accepted by the Borrower as of March    , 2004.

Section 6.               Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 7.               Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

Section 8.               Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WASHINGTON GROUP INTERNATIONAL, INC.
as Borrower

By:	/s/ Earl L. Ward
	Name:	Earl L. Ward
	Title:	VP & Treasurer

CREDIT SUISSE FIRST BOSTON, ACTING THROUGH ITS
CAYMAN ISLANDS BRANCH,
as Administrative Agent, Fronting Lender, Lender and Issuer

By:	/s/ Robert Hetu
	Name:	Robert Hetu
	Title:	Director

By:	/s/ Doreen Welch
	Name:	Doreen B. Welch
	Title:	Associate

LASALLE BANK NATIONAL ASSOCIATION,
as Documentation Agent and Lender

By:	/s/ T. Houghton
	Name:	Tim Houghton
	Title:	Vice President